Exhibit 10.63

Amendment 4

to the

Vehicle Terms and Conditions

between

Brightline Trains LLC

and

Siemens Industry Inc.

Amendment 4 (“Amendment 4”), dated November 30, 2018, to the Vehicle Terms and Conditions Agreement with an effective date of August 15, 2014, by and between Brightline Trains LLC (f/k/a All Aboard Florida - Operations LLC), a limited liability company duly formed and validly existing under the laws of the State of Delaware, with a principal business address of 161 NW 6th ST, Suite 900, Miami, Florida 33136 (“Brightline” or “Owner”) and Siemens Industry, Inc., a corporation duly formed and validly existing under the laws of the State of Delaware with a principal business address of 7464 French Road, Sacramento, CA 95828 (“SII” or “Contractor”) Each of Brightline and SII may be referred to herein as a “party” or collectively as the “parties.”

WITNESSETH:

Whereas, Owner and Contractor entered into the Vehicle Terms and Conditions Agreement pursuant to which Owner agreed to purchase from Contractor, and Contractor agreed to sell to Owner, a new fleet of trains, as amended by Amendment No. 1, dated July 17, 2015, as amended by Amendment No. 2, dated May 15, 2017,  and as amended by Amendment No. 3, dated June 1, 2018 (“VTC”);

Whereas, The parties have agreed to extend the Notice to Proceed (“NTP”) date for the Phase 2 Trains;

Now, therefore be it resolved, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and for other good and valuable consideration , the parties hereby agree as follows:

1.          Defined Terms. All defined terms expressed in the VTC shall, unless expressed to the contrary herein or the context otherwise requires, continue to have the same meanings where used in this Amendment 4.

2.          Amendments. Owner and Contractor hereby amend the VTC, as follows:

a)          The Phase 2 purchase price, before escalation, shall not increase above the price set forth in paragraph 2(a) of Amendment No. 3, so long as Purchaser provides an NTP to Contractor on or before January 31, 2019. For the avoidance of doubt, escalation will apply to the purchase price in accordance with Exhibit 11 which  is  amended herewith to reflect the change in the planned NTP date.

b)          Paragraph 2(b) of Amendment No. 3 to the VTC is deleted in its entirety, and the following paragraph 2(b) is substituted in lieu thereof:

Owner will have a “grace period” of five months ending on January 31, 2019, to provide Contractor with an NTP. In this case, the Delivery Schedule set forth in Exhibit 19 will be extended for up to a corresponding number of days equal to the number of days from August 30, 2018 to the date the NTP is issued, but in no event will the Delivery Schedule shift out by more than an additional five months.

On or before issuance of the NTP, Owner shall have the option to eliminate the last (20) coaches in the Delivery Schedule from the Phase 2 Trains purchase. If Owner exercises that option, then the entire purchase price for those 20 Coaches shall be deducted from the Phase 2 purchase price, and the parties shall execute an amendment to the Agreement reflecting the reduction in Coaches and price.

In the event that an NTP is not issued by Owner on or prior to January 31, 2019, Contractor shall nonetheless, construct 3 Type l (Smart) Coaches for Owner, to be delivered on or before January 31, 2024.

Owner is granted an option to order 2 additional Type 1 (Smart) Coaches for an additional $8.5 million with a 50% down payment on July 31, 2019, 25% at completion of the carshells and the remaining 25% to be paid upon shipment of the 5th coach  from the Contractors’ facility. Shipment of the 5th coach would be no later than February 28, 2024.

If Owner decides to exercise a re-start of Phase 2 NTP after January 31, 2019, the Parties shall mutually agree on a revised delivery schedule and pricing schedule. The Phase 2 re-start Order must be received by the Contractor no later than January 14, 2022.

3.          Paragraph 2(e) of Amendment No. 3 is deleted in its entirety.

4.          Exhibit 11 (Escalation Formula), as modified in Amendment No. 3, is deleted in its entirety and the revised and restated Exhibit 11, attached hereto, is substituted in lieu thereof and incorporated herein by reference.

5.          Full Force and Effect; Conflicts. This Amendment 4 shall be read in conjunction with the VTC, all terms and conditions of which shall continue to have full force and effect, except to the extent as varied by this Amendment 4. This Amendment 4 is executed in accordance with Section 45 of the VTC. In the event of any conflict or inconsistency between the terms of this Amendment 4 and the VTC, as amended, the terms of Amendment 4 will govern.

6.          Entire Agreement. This Amendment 4 supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this  Amendment and it contains the whole agreement between the parties relating to the subject matter of this Amendment 4 as of the date hereof.

7.          Counterparts. This Amendment 4 may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Amendment 4, it shall not be necessary to produce or account for more than one such counterpart.

[SIGNATURES ON FOLLOWING PAGE]

In witness whereof, the parties hereto have caused this Amendment 4 to be executed by their duly authorized representatives as of the date first written above.

Brightline Trains LLC	Siemens Industry, Inc.

/s/ Patrick Goddard	/s/ Marc Buncher
Signature	Signature

Patrick Goddard	Marc Buncher
Print Name	Print Name

President	President
Print Title	Print Title

/s/ Marsha Smith
Signature

Marsha Smith
Print Name

Vice President, Finance
Print Title

EXHIBIT 11

Escalation Formula

Part 1 - Phase 2 and Option Prices

Phase 2 Pricing

The Phase 2 price, before escalation, as set forth in Amendment No. 3 is valid for an order placement (NTP) through January 31, 2019. The price will be escalated per the Escalation Approach below.

The escalation time period shall be calculated from the mid-point of production of the planned delivery schedule outlined in Exhibit 19 of Amendment No. 3 to the then planned mid-point of production of the schedule at the time of the  placement  of  the  Phase  2  NTP.  For  the avoidance of doubt, the change in mid-point of production, consequently the escalation  time period, will not exceed the number of months, or portion thereof, from  August  30,  2018 to  the date that the NTP is issued.

The escalation shall not apply to the following  portions of the  purchase price: The  $7,608,375.75 previously paid, and the $11,000,000 restart fee, as referenced in paragraph 2(a) of Amendment No. 3.

The escalation sum shall be paid in a lump sum in conjunction with the payment of Milestone 6 as identified in the Third Revised And Restated Exhibit 5.

Option Pricing

The Option Price, as set forth in Part 1 of Exhibit 7 (Prices) of the VTC dated August 15, 2014, shall be adjusted at the time of placement of the order in accordance with the terms and conditions of Section 5.2 of the VTC dated August 15, 2014.

For the Option orders, the escalation time period shall be calculated from the mid-point of production of Phase 1, until the mid-point of production of each Option Order.

Escalation approach

For all adjustments, the percentage change shall be rounded to the nearest hundredth of a percentage point and the line item prices shall be rounded to the  nearest dollar.  This index will vary depending upon prevailing economic conditions, but will not be lower than .233 percent (%) per month to cover unforeseen cost factors over the entire option period.

The escalation formula shall be calculated as follows:

1.	One hundred (100) % of the Phase 2 Price or the Option Price shall be adjusted due to percentage adjustment in the applicable Producer Price Index (PPI) as described below.

2.	Escalation adjustment index data source: United States Department of Labor, Bureau of Labor Statistics Producer Price Index Industry, Data Series ID: PCU 336510

Industry: Railroad Rolling Stock Manufacturing, Product : Railroad Rolling Stock Manufacturing.

3.
Should PCU 336510, Railroad Rolling Stock Manufacturing, be discontinued, then the following index shall be used: United States Department of Labor, Bureau of Labor Statistics Producer Price Index Industry, Data Series ID: PCUOMFG-OMFG, Industry: Total Manufacturing Industries, Product: Total Manufacturing Industries.

4.
The BLS PPI may be found at http://www.bls.gov/ppi/. Under PPI Databases, click on the “One Screen Data Search” for Industry Data, and a new browser window will open (make sure your browser’s pop-up blocker is disabled). Find the appropriate higher-level code number in Block 1. Click on the appropriate code and the code, and lower hierarchal codes should be listed in Block 2. Click on the correct code in Block 2, then on “Add to Your Selection” in Block 3. Then click on “GET DATA” in Block 3, and a new window should open with the index table. (“OMFG” is the second from the bottom of the list).

5.	The “escalation time period” shall be as described above and shall be calculated in months, rounded up to the next complete month.

6.
The “index factor” shall be derived by determining the average monthly  escalation over the most recent available 12 month period prior to the placement of the order for the Phase 2 Trains or Option Train and then multiplying the average monthly escalation by the relevant “escalation time period”.

7.	The “fixed factor” shall be determined by using .233% price escalation per month, compounded for the number of months in the “escalation time period”.

8.	If the “index factor” is determined to be lower than the “fixed factor”, then the “fixed factor” shall be used to determine the escalated prices.

9.
The resulting escalated prices for Phase 2 Trains and Option Train shall be determined by taking the prices and multiplying that by the sum of 1 + the “index factor” or the “fixed factor” whichever is higher.